Exhibit 1.01

Quanta Services, Inc.

Conflict Minerals Report

(for the Year Ended December 31, 2015)

This Conflict Minerals Report for Quanta Services, Inc. (the “Company,” “Quanta,” “we” or “our”) for the calendar year ended December 31, 2015 is filed in compliance with the reporting requirements of Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended. Certain terms included in this Conflict Minerals Report are defined within Rule 13p-1 and Release No. 34-67716 issued by the Securities and Exchange Commission (the “SEC”) on August 22, 2012. Therefore, please refer to those sources for such definitions. A copy of this Conflict Minerals Report can be found on our website at www.quantaservices.com.

I.	Applicability of Rule 13p-1

For the calendar year ended December 31, 2015, the Company determined that certain of its subsidiaries were subject to Rule 13p-1 as a result of manufacturing or contracting to manufacture products for sale to third parties reasonably believed to contain tin, tantalum, tungsten and/or gold (the “Conflict Minerals”), where such Conflict Minerals are necessary to the functionality or production of such products.

II.	Reasonable Country of Origin Inquiry

The Company does not source any Conflict Minerals used in the production of its products directly from any smelters or refiners. However, we identified 114 suppliers from whom we purchased components containing necessary Conflict Minerals (the “Subject Suppliers”). After identifying this group, we conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country or whether they came from recycled or scrap sources. The Company and its third party conflict minerals service provider engaged in a systematic outreach to all Subject Suppliers, utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”), developed by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative, to request confirmation of the presence of Conflict Minerals in the raw materials or components they supplied to the Company and information regarding the country and facility of origin of any such Conflict Minerals. Specifically, our efforts included sending to each Subject Supplier an initial communication containing the reporting template and providing access to an engagement portal with various educational resources intended to facilitate their understanding of the RCOI process and the reporting template questions. Further, if a Subject Supplier was unable to provide a completed CMRT, the suppliers further down the supply chain were engaged in an effort to establish a chain of custody to the smelter or refiner.

After establishing an initial deadline for return of completed CMRTs, we sent several follow-up requests to non-responsive Subject Suppliers. We ultimately received responses from approximately 47% of the Subject Suppliers. We reviewed the responses for plausibility and consistency and requested additional information needed to clarify any responses. The smelter and refiner information collected was compared against our service provider’s smelter/refiner database, which contains companies that are known metal processors, companies that are exclusive recyclers, countries of origin for certain mines, and conflict-free certification status for certain smelters and refiners.

Based on the results of our RCOI, we have reason to believe that the Conflict Minerals necessary to one or more of the Company’s products may have originated within the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources. As such, we conducted further due diligence as described below.

III.	Due Diligence Measures Performed

The Company’s due diligence program was designed based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”), an internationally recognized due diligence framework. As an initial step in our program, we established an internal, cross-functional team and internal reporting processes to identify the presence of all Conflict Minerals within Quanta’s supply chain and to determine the applicability of Rule 13p-1.

Additionally, as mentioned above, we engaged a third party conflict minerals service provider to identify and assess risk in our supply chain and to compile and review available information on smelters and refiners in our supply chain. We utilized the reporting templates distributed as part of our RCOI process as a preliminary means to identify the smelters and refiners in our supply chain. Based on the responses we received from the Subject Suppliers, we determined that approximately 8% of the verified smelters and refiners required further diligence on the source and chain of custody of the Conflict Minerals processed at those facilities. This determination was based on responses indicating that a Subject Supplier or its supply chain was known or thought to source Conflict Minerals from the Democratic Republic of the Congo or an adjoining country or that Conflict Minerals were sourced from countries which are not known to have reserves.

After establishing the smelters and refiners in our supply chain, we sought to determine those that are certified as conflict-free. To make this determination we relied on internationally accepted audit standards, including the CFSI Conflict-Free Smelter Program. If a smelter or refiner was not certified by such a standard, we undertook further steps to obtain information about its sourcing practices, including countries of origin and transfer, and to determine whether the smelter or refiner maintains internal due diligence procedures or other processes that track the chain of custody of its minerals. In these respects, we reviewed whether the facility has a documented, effective and communicated conflict-free policy, whether the facility has an accounting system to support a mass balance of materials processed, and whether the facility retains traceability documentation. To obtain this information we made up to three attempts to contact each smelter or refiner and reviewed publicly available information.

On an annual basis, we plan to review the risk identified in our supply chain and respond to such risk as necessary. We also produce this annual Conflict Minerals Report, which describes our supply chain due diligence processes and findings in detail and is filed with the SEC and posted on our website at www.quantaservices.com.

IV.	Independent Private Sector Audit and Risk Mitigation

In accordance with the guidance provided in the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, issued April 29, 2014, this Conflict Minerals Report was not audited by an independent private sector auditor.

With respect to the products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals (described in further detail below), we undertake to complete the following steps to mitigate the risk that such Conflict Minerals directly or indirectly finance or benefit armed groups: continue to assess the presence of Conflict Minerals in our supply chain; continue to improve our due diligence procedures for identifying the country of origin of all necessary Conflict Minerals; engage our direct suppliers that have not responded to our requests for Conflict Minerals reporting information, targeting a 100% response rate; and if ultimately required, conduct an audit of our Conflict Minerals due diligence measures to determine whether they conform, in all material respects, to the criteria set forth in the OECD Framework.

V.	Results of Due Diligence Performed and Product Description

After completion of our due diligence process for the calendar year ended December 31, 2015, we determined that certain of our necessary Conflict Minerals did not originate in the Democratic Republic of the Congo or an adjoining country or originated from recycled or scrap sources. However, we were unable to obtain sufficient information to fully identify all the processing facilities utilized to produce our necessary Conflict Minerals or all the countries of origin of our necessary Conflict Minerals.

The products we manufacture or contract to manufacture for sale to third parties that are reasonably believed to contain Conflict Minerals include certain pipeline and downhole inspection tools and certain protection and control panels for use in electrical substations. The Conflict Minerals are utilized predominantly in the form of electrical components within these products (e.g., integrated circuits, resistors, printed circuit boards and electrical connectors). Our efforts to determine the mine or location of origin of the necessary Conflict Minerals with the greatest possible specificity are set forth above under Due Diligence Measures Performed. Set forth below are the processing facilities and countries of origin that the Company has been able to confirm based on the information provided by our Subject Suppliers and our subsequent due diligence.

Because Quanta is a downstream user of Conflict Minerals, we must rely on the representations and information provided by our Subject Suppliers and other third parties within our supply chain. As a result, incomplete or inaccurate information provided by the Subject Suppliers or by a smelter or refiner could affect the accuracy or completeness of the information set forth below or other information contained in this Conflict Minerals Report.

Processing Facilities

Processing Facility Name	Conflict Mineral(s)
A.L.M.T. TUNGSTEN Corp.*	Tungsten
ABS Industrial Resources Ltd	Tantalum Tungsten
ACL Metais Eireli	Tungsten
Advanced Chemical Company	Gold
Aida Chemical Industries Co., Ltd.*	Gold
Air Products	Tungsten
Aktyubinsk Copper Company TOO	Gold
Al Etihad Gold	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold
Almalyk Mining and Metallurgical Complex (AMMC)*	Gold
Alpha*	Tin
AMG Advanced Metallurgical Group	Tantalum
An Thai Minerals Company Limited*	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
AngloGold Ashanti Córrego do Sítio Mineração*	Gold
Argor-Heraeus SA*	Gold
Asahi Pretec Corporation*	Gold
Asahi Refining Canada Limited*	Gold
Asahi Refining USA Inc.*	Gold
Asaka Riken Co., Ltd.*	Gold
Asia Tungsten Products Vietnam Ltd.*	Tungsten
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
Aurubis AG*	Gold
Avon Specialty Metals Ltd	Tantalum
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold
Bauer Walser AG	Gold
Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.	Tungsten
BHP Billiton	Gold

Processing Facility Name	Conflict Mineral(s)
Boliden AB*	Gold
C. Hafner GmbH + Co. KG*	Gold
Caridad	Gold
CCR Refinery—Glencore Canada Corporation*	Gold
Cendres + Métaux SA	Gold
Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten
Chenzhou Yunxiang Mining and Metallurgy Company Limited	Tin
Chimet S.p.A.*	Gold
China Nonferrous Metal Mining (Group) Co., Ltd.	Gold
China Tin Group Co., Ltd.*	Tin
Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten
Chugai Mining	Gold
CNMC (Guangxi) PGMA Co. Ltd.	Tin
Codelco	Gold
Colonial Metals, Inc	Tin
Complejo Metalurgico Vinto S.A.	Tin
Conghua Tantalum and Niobium Smeltry*	Tantalum
Cooperativa Metalurgica de Rondônia Ltda.*	Tin
CSC Pure Technologies	Tin
CV Ayi Jaya*	Tin
CV Dua Sekawan	Tin
CV Duta Putra Bangka	Tin
CV Gita Pesona*	Tin
CV Prima Timah Utama	Tin
CV Serumpun Sebalai*	Tin
CV Tiga Sekawan	Tin
CV United Smelting*	Tin
CV Venus Inti Perkasa*	Tin
D Block Metals, LLC*	Tantalum
Daejin Indus Co., Ltd.	Gold
Daye Non-Ferrous Metals Mining Ltd.	Gold

Processing Facility Name	Conflict Mineral(s)
Dayu Jincheng Tungsten Industry Co., Ltd.*	Tungsten
Dayu Weiliang Tungsten Co., Ltd.*	Tungsten
DODUCO GmbH*	Gold
Dongguan Qiandao Tin Co., Ltd	Tin
Dowa	Gold Tin
DSC (Do Sung Corporation)	Gold
Duoluoshan*	Tantalum
E.S.R. Electronics	Tantalum
Eco-System Recycling Co., Ltd.*	Gold
EFD INC.	Tin
Eldorado Gold Corporation	Gold
Electroloy Metal Pte	Tin
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
Elemetal Refining, LLC*	Gold
Elmet S.A. de C.V.	Tin
Elmet S.L.U. (Metallo Group)*	Tin
EM Vinto*	Tin
Emirates Gold DMCC	Gold
ERAMET	Tungsten
ESG Edelmetall-Service GmbH & Co. KG	Gold
Estanho de Rondônia S.A.	Tin
Exotech Inc.*	Tungsten Tantalum
F&X Electro-Materials Ltd.*	Tantalum
Faggi Enrico S.p.A.	Gold
Federal Metal Company	Tin
Feinhutte Halsbrucke GmbH	Tin
Fenix Metals*	Tin
Fidelity Printers and Refiners Ltd.	Gold
FIR Metals & Resource Ltd.*	Tantalum
Fujian Jinxin Tungsten Co., Ltd.*	Tungsten
Gannon & Scott	Gold
Gannon & Scott	Tantalum
Gansu Seemine Material Hi-Tech Co Ltd	Gold
Ganxian Shirui New Material Co., Ltd.	Tungsten
Ganzhou Haichuang Tungsten Industry Co., Ltd.	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tantalum Tungsten

Processing Facility Name	Conflict Mineral(s)
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten
Ganzhou Non-ferrous Metals Smelting Co., Ltd.*	Tungsten
Ganzhou Yatai Tungsten Co., Ltd.*	Tungsten
Geib Refining Corporation	Gold
Gejiu Fengming Metalurgy Chemical Plant	Tin
Gejiu Kai Meng Industry and Trade LLC*	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin
Gejiu Zi-Li	Tin
Global Advanced Metals Aizu*	Tantalum
Global Advanced Metals Boyertown*	Tantalum
Global Tungsten & Powders Corp.*	Tungsten
Golden Egret Special Alloy Co. Ltd	Tungsten
Guangdong Gaoyao Co	Gold
Guangdong Jinding Gold Limited	Gold
Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten
Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum
Guanyang Guida Nonferrous Metal Smelting Plant	Tin
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Tantalum
H.C. Starck Co., Ltd.*	Tantalum
H.C. Starck GmbH*	Tungsten
H.C. Starck GmbH Goslar*	Tantalum
H.C. Starck GmbH Laufenburg*	Tantalum
H.C. Starck Hermsdorf GmbH*	Tantalum
H.C. Starck Inc.*	Tantalum
H.C. Starck Ltd.*	Tantalum
H.C. Starck Smelting GmbH & Co.KG*	Tungsten Tantalum
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Heimerle + Meule GmbH*	Gold
Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum
Heraeus Ltd. Hong Kong*	Gold
Heraeus Materials Technology GmbH & Co. KG	Tin
Heraeus Precious Metals GmbH & Co. KG*	Gold
Hi-Temp Specialty Metals, Inc.*	Tantalum
Hongqiao Metals (Kunshan) Co., Ltd.	Tin
House of Currency of Brazil (Casa da Moeda do Brazil)	Gold

Processing Facility Name	Conflict Mineral(s)
HuiChang Hill Tin Industry Co., Ltd.	Tin
Huichang Jinshunda Tin Co. Ltd	Tin
Hunan Chenzhou Mining Co., Ltd.	Gold Tungsten
Hunan Chuangda Metallurgy Group Co. Ltd.	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin*	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten
Hwasung CJ Co. Ltd	Gold
Hydrometallurg, JSC*	Tungsten
Hyundai-Steel	Tin
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	Gold
Ishifuku Metal Industry Co., Ltd.*	Gold Tin Tantalum
Istanbul Gold Refinery*	Gold
Izawa Metal Co., Ltd	Tungsten
Japan Mint*	Gold
Japan New Metals Co., Ltd.*	Tungsten Tin
Jean Goldschmidt International SA	Tin
Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten
Jiangxi Copper Company Limited*	Gold
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten
Jiangxi Dinghai Tantalum & Niobium Co., Ltd*	Tantalum
Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten
Jiangxi Ketai Advanced Material Co., Ltd.*	Tin
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten
Jiangxi Tuohong New Raw Material	Tantalum
Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten
JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum
Jiujiang Tanbre Co., Ltd.*	Tungsten Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum
JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Gold
JSC Uralelectromed*	Gold
JX Nippon Mining & Metals Co., Ltd.*	Gold Tungsten Tin Tantalum

Processing Facility Name	Conflict Mineral(s)
Kaloti Precious Metals	Gold
Kazakhmys plc	Gold
Kazzinc*	Gold
KEMET Blue Metals*	Tantalum
Kemet Blue Powder*	Tantalum
Kennametal Fallon*	Tungsten
Kennametal Huntsville*	Tungsten
Kennecott Utah Copper LLC*	Gold
KGHM Polska Miedź Spółka Akcyjna	Gold
King-Tan Tantalum Industry Ltd.*	Tantalum
Kojima Chemicals Co., Ltd.*	Gold
Korea Metal Co. Ltd	Gold
Korea Zinc Co. Ltd.	Gold
Kovohutě Příbram	Gold Tin
Kyrgyzaltyn JSC*	Gold
L’ azurde Company For Jewelry	Gold
Lingbao Gold Company Ltd.	Gold
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Gold
Linwu Xianggui Smelter Co	Tin
LSM Brasil S.A.*	Tantalum
LS-NIKKO Copper Inc.*	Gold
Luo yang Zijin Yinhui Metal Smelt Co Ltd	Gold
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	Tungsten
Magnu’s Minerais Metais e Ligas Ltda.*	Tin
Malaysia Smelting Corporation (MSC)*	Tin
Malipo Haiyu Tungsten Co., Ltd.*	Tungsten
Materials Eco-Refining CO.,LTD	Tin
Materion*	Gold Tungsten
Matsuda Sangyo Co., Ltd.*	Gold
Melt Metais e Ligas S/A*	Tin
Metahub Industries Sdn. Bhd.	Gold Tin
Metallic Resources, Inc.*	Tin
Metallo-Chimique N.V.*	Tin
Metallurgical Products India Pvt., Ltd.*	Tantalum
Metalor Technologies (Hong Kong) Ltd.*	Gold
Metalor Technologies (Singapore) Pte., Ltd.*	Gold
Metalor Technologies (Suzhou) Co Ltd	Gold
Metalor Technologies SA*	Gold
Metalor USA Refining Corporation*	Gold
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	Gold
Mineração Taboca S.A.	Tin Tantalum
Minsur*	Tin
Mitsubishi Materials Corporation*	Gold Tungsten Tin

Processing Facility Name	Conflict Mineral(s)
Mitsui Mining & Smelting*	Gold Tin Tantalum
MMTC-PAMP India Pvt., Ltd.*	Gold
Moliren Ltd	Tungsten
Molycorp Silmet A.S.*	Tantalum
Morris and Watson	Gold
Moscow Special Alloys Processing Plant*	Gold
Nadir Metal Rafineri San. Ve Tic. A Ş *	Gold
Nankang Nanshan Tin Co., Ltd.	Tin
Navoi Mining and Metallurgical Combinat*	Gold
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
Niagara Refining LLC*	Tungsten
Nihon Material Co., Ltd.*	Gold
Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum
North American Tungsten	Tungsten
Novosibirsk Integrated Tin Works	Tin
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Tungsten
O.M. Manufacturing (Thailand) Co., Ltd.*	Tin
O.M. Manufacturing Philippines, Inc.*	Tin
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold
Ohura Precious Metal Industry Co., Ltd.*	Gold
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Gold
OJSC Kolyma Refinery	Gold
OJSC Novosibirsk Refinery*	Gold
Operaciones Metalurgical S.A.*	Tin
PAMP SA*	Gold
PBT	Tin
Penglai Penggang Gold Industry Co Ltd	Gold
Philippine Chuangin Industrial Co., Inc.	Tungsten
Phoenix Metal Ltd	Tin Tantalum
Plansee SE Liezen*	Tantalum

Plansee SE Ruette*	Tantalum
Pobedit, JSC*	Tungsten
POSCO	Tin
Primeyoung Metal Ind. (Zhuhai) Co., Ltd	Tin
Prioksky Plant of Non-Ferrous Metals*	Gold
PT Alam Lestari Kencana	Tin

Processing Facility Name	Conflict Mineral(s)
PT Aneka Tambang (Persero) Tbk*	Gold
PT Aries Kencana Sejahtera*	Tin
PT Artha Cipta Langgeng*	Tin
PT ATD Makmur Mandiri Jaya*	Tin
PT Babel Inti Perkasa*	Tin
PT Bangka Kudai Tin*	Tin
PT Bangka Prima Tin*	Tin
PT Bangka Timah Utama Sejahtera	Tin
PT Bangka Tin Industry*	Tin
PT Belitung Industri Sejahtera*	Tin
PT BilliTin Makmur Lestari*	Tin
PT Bukit Timah*	Tin
PT Cipta Persada Mulia*	Tin
PT DS Jaya Abadi*	Tin
PT Eunindo Usaha Mandiri*	Tin
PT Fang Di MulTindo	Tin
PT Inti Stania Prima*	Tin
PT Justindo*	Tin
PT Karimun Mining	Tin
PT Kijang Jaya Mandiri	Tin
PT Mitra Stania Prima*	Tin
PT Panca Mega Persada*	Tin
PT Pelat Timah Nusantara Tbk	Tin
PT Prima Timah Utama*	Tin
PT Refined Bangka Tin*	Tin
PT Sariwiguna Binasentosa*	Tin
PT Seirama Tin investment	Tin
PT Stanindo Inti Perkasa*	Tin
PT Sukses Inti Makmur*	Tin
PT Sumber Jaya Indah*	Tin
PT Timah (Persero) Tbk Kundur*	Tin
PT Tima (Persero) Tbk Mentok*	Tin
PT Tinindo Inter Nusa*	Tin
PT Tirus Putra Mandiri	Tin
PT Tommy Utama*	Tin
PT WAHANA PERKIT JAYA*	Tin
Pure Technology	Tin
PX PrŽcinox SA*	Gold
QuantumClean*	Tantalum
Rand Refinery (Pty) Ltd.*	Gold
Republic Metals Corporation*	Gold
Resind Indústria e Comércio Ltda.	Tin Tantalum
RFH Tantalum Smeltry Co., Ltd.*	Tantalum

Processing Facility Name	Conflict Mineral(s)
Rio Tinto Group	Gold
Royal Canadian Mint*	Gold
Rui Da Hung*	Tin
SAAMP	Gold
Sabin Metal Corp.	Gold
Samduck Precious Metals	Gold
SAMWON METALS Corp.	Gold
Sanher Tungsten Vietnam Co., Ltd.*	Tungsten
SAXONIA Edelmetalle GmbH	Gold
Schone Edelmetaal B.V.*	Gold
SEMPSA Joyería Platería SA*	Gold
Senju Metal Industry Co., Ltd.	Tin
SGS	Tin
Shandong Gold Mining Co., Ltd.	Gold
Shandong Zhaojin Gold and Silver Refinery Co., Ltd.*	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold
Shangrao Xuri Smelting Factory	Tin
Shenzhen Anchen Tin Co., Ltd	Tin
Sichuan Tianze Precious Metals Co., Ltd.*	Gold
Singway Technology Co., Ltd.*	Gold
So Accurate Group, Inc.	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold
Soft Metais Ltda.*	Tin
Solar Applied Materials Technology Corp.*	Gold
Solikamsk Magnesium Works OAO*	Tin Tantalum
Sudan Gold Refinery	Gold
Sumitomo Metal Mining Co., Ltd.*	Gold Tungsten Tin
Super Dragon Technology Co., Ltd.	Gold
T.C.A S.p.A*	Gold
TaeguTec Ltd.	Tungsten Tin
Taki Chemicals*	Tantalum
Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Tungsten
Tanaka Kikinzoku Kogyo K.K.*	Gold
Technic Inc.	Tin
Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten
Telex Metals*	Tantalum
Thaisarco*	Tin
The Great Wall Gold and Silver Refinery of China*	Gold
The Refinery of Shandong Gold Mining Co., Ltd.*	Gold

Processing Facility Name	Conflict Mineral(s)
Tokuriki Honten Co., Ltd.*	Gold
TongLing Nonferrous Metals Group Holdings Co., Ltd.	Gold Tin
Tony Goetz NV	Gold
Torecom	Gold
Tranzact, Inc.*	Tantalum
Treibacher Industrie AG	Tantalum
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
Ulba Metallurgical Plant JSC*	Tantalum
Umicore Brasil Ltda.*	Gold
Umicore Precious Metals Thailand*	Gold
Umicore SA Business Unit Precious Metals Refining*	Gold Tin
Valcambi SA*	Gold
Vale Inco, Ltd.	Tin
Vietnam Youngsun Tungsten Industry Co., Ltd.*	Tungsten
Voss Metals Company, Inc.	Tungsten
VQB Mineral and Trading Group JSC*	Tin
Western Australian Mint trading as The Perth Mint*	Gold
White Solder Metalurgia e Mineração Ltda.*	Tin
WIELAND Edelmetalle GmbH	Gold
Wolfram Bergbau und Hütten AG*	Tungsten
Woltech Korea Co., Ltd.	Tungsten
Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	Tungsten
Xiamen Tungsten Co., Ltd.*	Tungsten
Xianghualing Tin Co., Ltd.	Tin
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	Tungsten
XinXing Haorong Electronic Material Co., Ltd.*	Tantalum
Yamamoto Precious Metal Co., Ltd.*	Gold
Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	Gold
Yichun Jin Yang Rare Metal Co., Ltd.*	Tantalum
Yokohama Metal Co., Ltd.*	Gold
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.*	Tin
Yunnan Copper Industry Co Ltd	Gold
Yunnan Tin Group (Holding) Company Limited*	Tin
Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold
Zhuzhou Cemented Carbide*	Tungsten Tantalum
Zigong Cemented Carbide Co., Ltd.	Tungsten
Zijin Mining Group Co., Ltd. Gold Refinery*	Gold

*	Smelter certified as conflict-free by the CFSI Conflict-Free Smelter Program as of April 9, 2016.

Countries of Origin

Argentina	Myanmar
Armenia	Namibia
Australia	Netherlands
Austria	Niger
Belarus	Nigeria
Burundi	Papua New Guinea
Bolivia	Peru
Brazil	Philippines
Canada	Poland
Chile	Portugal
China	Romania
DRC – Congo (Kinshasa)	Russia
Estonia	Rwanda
Ethiopia	Saudi Arabia
France	Sierra Leone
Germany	Singapore
Ghana	South Africa
Greece	South Korea
Guinea	Spain
Guyana	Suriname
Hong Kong	Sweden
India	Switzerland
Indonesia	Taiwan
Italy	Tajikistan
Japan	Tanzania
Jersey	Thailand
Kazakhstan	Turkey
Kyrgyzstan	United Arab Emirates
Laos	United Kingdom
Malaysia	United States of America
Mali	Uzbekistan
Mexico	Vietnam
Mongolia	Zambia
Morocco	Zimbabwe
Mozambique